Exhibit 99.1

Phio Pharmaceuticals Announces Appointment of David H. Deming to Board of Directors

MARLBOROUGH, Mass., February 20, 2025 (NEWSFILE) — Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical-stage biotechnology company developing therapeutics that use its INTASYL® siRNA gene silencing technology designed to make the body’s immune cells more effective in killing cancer cells. Phio announced today the appointment of Mr. David H. Deming to the Phio Board of Directors, effective Feb 19, 2025. Mr. Deming will immediately serve as a member of the Board’s Nominating Committee. Following the appointment of Mr. Deming, the Board now comprises 6 directors, 5 of whom are independent.

“Mr. Deming’s extensive experience in in the biopharma sector, both through his investment banking career and service on a number of corporate boards provides a valuable resource to Phio as we pursue our mission to advance our gene silencing technology for a cancer free future.” said Robert Bitterman, CEO and Chairman of the Board.

David Deming has over 30 years of experience in investment banking and asset management. He was with JP Morgan for over 27 years in both M&A and leading the Health Group in investment banking for his last 12 years there. After leaving JP Morgan, he joined Integrated Finance Limited where he developed the SmartNest 401(k) asset allocation product which was sold to Dimensional Fund Advisors in 2010. David graduated from Hobart College with a Bachelor of Arts degree in Economics. He served on the Hobart and William Smith Colleges Board of Trustees for 15 years, serving 9 years as Chairman.

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical-stage biotechnology company advancing its proprietary INTASYL siRNA gene silencing technology to eliminate cancer.  INTASYL can target and silence virtually any gene with high degree of specificity across a wide range of cell types and tissues. INTASYL is designed to enhance the ability of immune cells to more effectively kill tumor cells.  INTASYL has also demonstrated enhancement adoptive cell therapy. Notably, INTASYL is a self-delivering RNAi technology focused on immuno-oncology therapeutics without the need for formulation enhancements or manipulations to reach its target.

Phio’s lead clinical program, PH-762, is an INTASYL compound that silences PD-1. PH-762 is a potential non-surgical treatment for skin cancers. The on-going Phase 1b trial (NCT# 06014086) received FDA clearance for an Investigational New Drug Application to evaluate PH-762 in the treatment of cutaneous SCC, melanoma and Merkel cell carcinoma in second quarter of 2023.

For additional information, visit the Company’s website, www.phiopharma.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. Examples of forward-looking statements contained in this press release include, among others, the possibility that our INTASYL® siRNA gene silencing technology will make the body’s immune cells more effective in killing cancer cells and statements regarding our commercial and clinical strategy, development plans and timelines and other future events.

These statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.  Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact to our business and operations by inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact:

Phio Pharmaceuticals Corp.

Jennifer Phillips: jphillips@phiopharma.com

Corporate Affairs

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